Exhibit 99.1

CRESCENT ACQUISITION CORP

Crescent Acquisition Corp Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing April 16, 2019

Los Angeles, CA, April 15, 2019—Crescent Acquisition Corp (NASDAQ: CRSAU) (the “Company”) announced that commencing April 16, 2019, holders of the units sold in the Company’s initial public offering of 25,000,000 units may elect to separately trade the shares of Class A common stock and warrants included in the units. Each unit consists of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The shares of Class A common stock and warrants that are separated will trade on The Nasdaq Capital Market (the “Nasdaq”) under the symbols “CRSA” and “CRSAW,” respectively. Those units not separated will continue to trade on the Nasdaq under the symbol “CRSAU.” Holders of the units will need to have their brokers contact Continental Stock Transfer and Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Investor Relations

Crescent Acquisition Corp

Addo Investor Relations

Lasse Glassen

310-829-5400

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